                                                                 EXHIBIT 10.3(b)



                              EMPLOYMENT AGREEMENT



                           DATED AS OF APRIL 10, 1998



                                     BETWEEN


                                MICHAEL H. MCLAMB


                                       AND


                                 MARINEMAX, INC.

                                TABLE OF CONTENTS

                                                                            Page
1.       Employment..........................................................  1
2.       Full Time Occupation................................................  1

3.       Compensation and other Benefits.....................................  1
         (a)      Base Salary................................................  1
         (b)      Bonus......................................................  1
         (c)      Stock Options..............................................  2
         (d)      Fringe Benefits............................................  2
         (e)      Reimbursement..............................................  2

4.       Term of Employment..................................................  2
         (a)      Employment Term............................................  2
         (b)      Termination Under Certain Circumstances....................  2
         (c)      Result of Termination......................................  3

5.       Competition and Confidential Information............................  4
         (a)      Interests to be Protected..................................  4
         (b)      Non-Competition............................................  5
         (c)      Non-Solicitation of Employees..............................  5
         (d)      Confidential Information...................................  5
         (e)      Return of Books and Papers.................................  5
         (f)      Disclosure of Information..................................  6
         (g)      Assignment.................................................  6
         (h)      Equitable Relief...........................................  6
         (i)      Restrictions Separable.....................................  6

6.       Miscellaneous.......................................................  6
         (a)      Notices....................................................  6
         (b)      Indulgences................................................  7
         (c)      Controlling Law............................................  7
         (d)      Binding Nature of Agreement................................  7
         (e)      Execution in Counterpart...................................  8
         (f)      Provisions Separable.......................................  8
         (g)      Entire Agreement...........................................  8
         (h)      Paragraph Headings.........................................  8
         (i)      Gender.....................................................  8
         (j)      Number of Days.............................................  8

7.       Successors And Assigns..............................................  8

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of the 10 day of April, 1998, by and between MARINEMAX, INC., a Delaware corporation ("Employer"), and MICHAEL H. MCLAMB ("Employee").

                  WHEREAS, Employer desires to employ Employee, and Employee desires to accept such employment, upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                  1.       EMPLOYMENT.

                  Employer employs Employee, and Employee accepts such employment, as Vice President, Chief Financial Officer, and Treasurer of Employer and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee, such employment to commence on the date hereof.

                  2.       FULL TIME OCCUPATION.

                  Employee shall devote Employee's entire business time, attention, and efforts to the performance of Employee's duties under this Agreement, shall serve Employer faithfully and diligently, and shall not engage in any other employment while employed by Employer.

                  3.       COMPENSATION AND OTHER BENEFITS.

                           (a) BASE SALARY. Employer shall pay to Employee, as
full compensation for the services rendered by Employee during Employee's employment under this Agreement, a base salary at a rate of $150,000 per annum to be paid in equal monthly installments, or in such other periodic installments upon which Employer and Employee shall mutually agree. Employee acknowledges receipt of $50,000 to defray costs and expenses of Employee accepting such employment. On at least an annual basis, Employee's performance will be reviewed by the Compensation Committee and an increase will be made to Employee's base salary if, in the discretion of the Compensation Committee, an increase is warranted.

                           (b) BONUS. Employee shall be eligible to receive an
annual bonus in such an amount, if any, to be determined by the Compensation Committee based upon such factors as may be deemed relevant by the committee, including the performance of Employee; provided that Employee's targeted bonus shall be not less than 40% of Employee's base salary to the extent that Employee has performed his duties in an exemplary fashion.

                           (c) STOCK OPTIONS AND AWARDS. Employee shall be
granted qualified stock options under Employer's Stock Option Plan, if approved by the shareholders, to purchase 105,600 shares of Employer's Common Stock. The exercise price and vesting of such options are to be as follows:

                  1) 35,600 of such options are granted at $15 per share and are fully vested

                  2) 70,000 of such options are granted at $12 per share and vest 20 percent on each of the next five anniversaries of the date of grant.

Such options may be exercised at any time or from time to time ending 10 years from the date of grant. Employee shall also be eligible to participate in Employer's Stock Option Plan to the same extent as other executive employees of Employer in a manner consistent with Employee's compensation, position, and tenure. Notwithstanding the foregoing, any unvested options shall vest immediately in the event of the termination of Employee's employment as contemplated by Section 4(b)(i), Section 4(b)(ii), Section 4(b)(iii), or Section 4(b)(vi) of this Agreement.

                           (d) FRINGE BENEFITS. Employee shall be entitled to
participate in any group insurance, pension, retirement, vacation, expense reimbursement or other plans, programs, or benefits approved by the Board of Directors and made available from time to time to employees of Employer generally during the term of Employee's employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

                           (e) REIMBURSEMENT. Employer shall reimburse Employee
for all travel and entertainment expenses and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall not include any item not deductible in whole or in part by Employer for federal income tax purposes. To obtain reimbursement, Employee shall submit to Employer receipts, bills or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 days of presentation by Employee of evidence of the expenses incurred.

                  4.       TERM OF EMPLOYMENT.

                           (a) EMPLOYMENT TERM. The term of this Agreement shall
be for a period of five years commencing as of the date hereof and from year to year thereafter, unless and until terminated by either party giving written notice to the other not less than 60 days prior to the end of the then-current term.

                           (b) TERMINATION UNDER CERTAIN CIRCUMSTANCES.
Notwithstanding anything to the contrary herein contained:

                               (i) DEATH. Employee's employment shall be
automatically terminated, without notice, effective upon the date of Employee's death.

                               (ii) DISABILITY. If Employee shall fail, for a
period of more than 90 consecutive days, or for 90 days within any 180 day period, to perform any of Employee's duties under this Agreement as the result of illness or other incapacity, Employer may, at its option and upon notice to Employee, terminate Employee's employment affective on the date of that notice.

                               (iii) UNILATERAL DECISION OF EMPLOYER. Employer
may, at its option, upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                               (iv) UNILATERAL DECISION BY EMPLOYEE. Employee
may, at his option and upon notice to Employer, terminate Employee's employment effective on the date of that notice.

                               (v) CERTAIN ACTS. If Employee engages in an act
or acts involving a felony, moral turpitude, fraud, or dishonesty, Employer may, at its option and upon notice to Employee, terminate Employee's employment effective on the date of that notice.

                               (vi) CHANGE IN CONTROL. Employee may, at his
option and upon notice to Employer, terminate Employee's employment effective on the date of the notice in the event of a "Change of Control" of Employer, as defined below.

                           (c) RESULT OF TERMINATION. In the event of the
termination of Employee's employment pursuant to Sections 4(b)(i) or (ii) above, Employee's estate or Employee, as the case may be, shall be entitled to receive an amount equal to Employee's base salary as provided in Section 3(a) above for a period of one year after such termination plus an amount equal to any earned bonus but unpaid to the date of such termination. In the event of the termination of Employee's employment pursuant to Section 4(b)(iii) above, Employee shall continue to receive Employee's fixed compensation for the remainder of the term of this Agreement or, at Employee's option, such amount in a lump sum. In the event of the termination of Employee pursuant to Section 4(b)(iv) or (v) above, Employee shall receive no further compensation under this Agreement. In the event of termination of Employee's employment pursuant to Section 4(b)(vi) above, Employer shall pay Employee his fixed salary for the balance of the term of this Agreement, any unpaid fringe benefits, and such bonus as may have been earned prior to the Change in Control, all within 10 days after the termination of employment.

                           (d) CHANGE IN CONTROL. The term "Change in Control"
of Employer shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly of equity securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding equity securities, except that this provision shall not apply to an acquisition which has been approved by at least 75 percent of the members of the Board of Directors who are not affiliates or associates of such person and by at least 80 percent of the issued and outstanding shares of Employer's Common Stock beneficially owned by non-affiliates of such person; (ii) during the period of this Agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors"), cease for any reason to constitute at least a majority thereof unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Existing Directors and/or Approved Directors; (iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control Employer, and such offer is consummated for the equity securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding voting securities; (iv) Employer is merged, consolidated, or enters into a reorganization transaction with another person and, as the result of such merger, consolidation, or reorganization, less than 75 percent of the outstanding equity securities of the surviving or resulting person shall then be owned in the aggregate by the former stockholders of Employer; or (v) Employer transfers substantially all of its assets to another person or entity which is not a wholly owned subsidiary of Employer. Sales of Employer's Common Stock beneficially owned or controlled by Employee shall not be considered in determining whether a Change in Control has occurred. Notwithstanding the foregoing, none of Employer's initial public offering or the concurrent mergers involving the Employer and its various Founding Companies shall be deemed to be a change in control.

                  5.       COMPETITION AND CONFIDENTIAL INFORMATION.

                           (a) INTERESTS TO BE PROTECTED. The parties
acknowledge that Employee will perform essential services for Employer, its employees, and its stockholders during the term of Employee's employment with Employer. Employee will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that Employer will incur substantial recruiting and training expenses if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Employer's business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                           (b) NON-COMPETITION. During the term of Employee's
employment with Employer and for the period ending 12 months after the termination of Employee's employment with Employer, regardless of the reason therefor, Employee shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term "competitive business" shall mean any business that sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Employer during Employee's employment hereunder, and the term "Restricted Territory" shall mean any state in which Employer sells products or provides services during Employee's employment hereunder.

                           (c) NON-SOLICITATION OF EMPLOYEES. During the term of
Employee's employment and for a period of 12 months after the termination of Employee's employment with Employee, regardless of the reason therefor, Employee shall not directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person, company, partnership, corporation, or governmental entity, seek to hire or hire any of Employer's personnel or employees for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Employer.

                           (d) CONFIDENTIAL INFORMATION. Employee shall maintain
in strict secrecy all confidential or trade secret information relating to the business of Employer (the "Confidential Information") obtained by Employee in the course of Employee's employment, and Employee shall not, unless first authorized in writing by Employer, disclose to, or use for Employee's benefit or for the benefit of, any person, firm, or entity at any time either during or subsequent to the term of Employee's employment, any Confidential Information, except as required in the performance of Employee's duties on behalf of Employer. For purposes hereof, Confidential Information shall include without limitation any materials, trade secrets, knowledge, or information with respect to management, operational, or investment policies and practices of Employer; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the management, operational, or investment policies or practices of Employer.

                           (e) RETURN OF BOOKS AND PAPERS. Upon the termination
of Employee's employment with Employer for any reason, Employee shall deliver promptly to Employer all files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all other written or printed materials that are the property of Employer (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee's possession, whether prepared by Employee or not.

                           (f) DISCLOSURE OF INFORMATION. Employee shall
disclose promptly to Employer, or its nominee, any and all ideas, designs, processes, and improvements of any kind relating to the business of Employer, whether patentable or not, conceived or made by Employee, either alone or jointly with others, during working hours or otherwise, during the entire period of Employee's employment with Employer or within six months thereafter.

                           (g) ASSIGNMENT. Employee hereby assigns to Employer
or its
nominee, the entire right, title, and interest in and to all inventions, discoveries, and improvements, whether patentable or not, that Employee may conceive or make during Employee's employment with Employer, or within six months thereafter, and which relate to the business of Employer.

                           (h) EQUITABLE RELIEF. In the event a violation of any
of the restrictions contained in this Section is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), (f), or (g) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                           (i) RESTRICTIONS SEPARABLE. If the scope of any
provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                  6.       MISCELLANEOUS.

                           (a) NOTICES. All notices, requests, demands, and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as provided below, or (iv) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service addressed as follows:

                           (1)     If to Employer:

                                   18167 U.S. 19 North
                                   Suite 499
                                   Clearwater, Florida 33764
                                   Attention: William H. McGill Jr.

                                   with a copy given in the manner
                                   prescribed above, to:

                                   O'Connor, Cavanagh, Anderson,
                                   Killingsworth & Beshears, P.A.
                                   One East Camelback Road
                                   Phoenix, Arizona 85012
                                   Attention: Robert S. Kant, Esq.

                           (2)     If to Employee:

                                   --------------------------------

                                   --------------------------------

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

                           (b) INDULGENCES; WAIVERS. Neither any failure nor any
delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

                           (c) CONTROLLING LAW. This Agreement and all questions
relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-interest provisions to the contrary.

                           (d) BINDING NATURE OF AGREEMENT. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party's rights or obligations under this Agreement without the prior written consent of the other party.

                           (e) EXECUTION IN COUNTERPART. This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

                           (f) PROVISIONS SEPARABLE. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) ENTIRE AGREEMENT. This Agreement contains the
entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) PARAGRAPH HEADINGS. The paragraph headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                           (i) GENDER. Words used herein, regardless of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

                           (j) NUMBER OF DAYS. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or /holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday, or holiday.

                  7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term "Employer" includes all subsidiaries of Employer.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             MARINEMAX, INC.


                                             By: /s/ William H. McGill Jr.
                                                 -------------------------
                                                 William H. McGill Jr.


                                                 /s/ Michael H. McLamb
                                                 -------------------------
                                                 Michael H. McLamb